Exhibit 99.1

Montpelier Re Holdings Ltd.

c/o Company Secretary

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

February 26, 2009

I, K. Thomas Kemp, hereby withdraw my candidacy for election by the Members of the Company as a Director of Montpelier Re Holdings Ltd. at the forthcoming annual general meeting, with effect the 27th day of February, 2009.

Signed:	/s/ K. Thomas Kemp
K. Thomas Kemp